AMENDMENT NO. 1 TO
STANDSTILL AGREEMENT

     This Amendment No. 1 (this “Amendment”), dated as of May 9, 2005, to the Standstill Agreement, dated the 7th day of April, 2004 (the “Agreement”), is made by and between American Physicians Capital, Inc., a Michigan corporation (“ACAP”), and Daniel L. Gorman (“Gorman”).

     WHEREAS, ACAP and Gorman have agreed that it is in their mutual interests to enter into this Amendment as hereinafter described.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

     1. Paragraph (h) of Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

h. deposit any ACAP common stock in any voting trust or subject any ACAP common stock to any arrangement or agreement with respect to the voting of any ACAP common stock, provided that this section shall not prohibit Gorman from entering into one or more forward purchase contracts even if the result thereof is that Gorman is not permitted to vote the shares subject to the contract,

     2. Paragraph (a) of Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

a. At all meetings of shareholders, Gorman shall vote, or cause to be voted, all of the shares of ACAP common stock beneficially owned by him and with respect to which he has or shares voting power for each of ACAP’s nominees for election to the Board, for the ratification of the appointment of ACAP’s independent auditors and, in other matters, in accordance with the recommendation of the Board, or, if so directed by the Board, pro rata with all other shareholders. Gorman shall, if requested by ACAP, publicly support the election of each of ACAP’s nominees for election to the Board.

     3. Section 8 of the Agreement is hereby amended and restated in its entirety as follows:

8. Certification of Ownership. Gorman shall, upon request of ACAP, certify to ACAP as to the amount of shares he beneficially owns, showing separately the number of shares with respect to which he has or shares (x) voting power and (y) dispositive power.

     4. Clause (i) of Section 9 of the Agreement is hereby amended and restated in its entirety as follows:

(i) Gorman having beneficial ownership of, or sole or shared voting power with respect to, less than one percent of the outstanding shares of common stock of ACAP;

     5. Except as specifically set forth above, this Amendment shall not be deemed to amend the terms and conditions of the Agreement in any respect.

     6. This Amendment may be executed in counterpart in accordance with Section 15 of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

AMERICAN PHYSICIANS CAPITAL, INC.		/s/Daniel L. Gorman

Daniel L. Gorman

/s/ R. Kevin Clinton

By:	R. KEVIN CLINTON
President and CEO